SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              FORM 8-K

                          CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        April 25,  2014
                        Date of Report
               (Date of Earliest Event Reported)

               TRAIL RUN ACQUISITION CORPORATION
        (Exact Name of Registrant as Specified in its Charter)

Delaware                   000-55058                      46-3621499
(State or other      (Commission File Number)         (IRS Employer
jurisdiction                                       Identification No.)
of incorporation)

                     10244 SE Pine Street
                          Unit H105
                    Portland, Oregon
          (Address of Principal Executive Offices)

                     215 Apolena Avenue
               Newport Beach, California 92662
        (Former Address of Principal Executive Offices)

                      949 673 4510
          (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On April 28, 2014, Trail Run Acquisition Corporation (the "Registrant" or the "Company") issued 1,000,000 shares of its common stock pursuant to
Section 4(2) of the Securities Act of 1933 at par representing 100% of the total outstanding 1,000,000 shares of common stock as follows:

          Andrey P. Galas          1,000,000

     With the issuance of the 1,000,000 shares of stock and the redemption of 20,0000,000 shares of common stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On April 25, 2014, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 20,000,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $2,000.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on September 30, 2013 as amended and supplemented by the information contained in this report.

    The Registrant anticipates that it will develop its business with a business combination with a private company or through the development of its business plan. The Company is designed to invest in and acquire companies in the emerging marijuana and hemp industries in both the medical and recreational markets. The Company plans on diversification in all available areas of direct and indirect business in the marijuana and hemp industries which include industrial machinery, hydroponics, botanical extractors, edible production. The Company anticipates its services to range from medical field administration to the capitalization and advancement of existing marijuana and hemp industry business and product pioneers. The Company anticipates such services to include production of cannabis-based health and wellness products and the production of industrial machinery pertaining to such industries.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On April 25, 2014 James M. Cassidy resigned as the Registrant's president, secretary and director.

    On April 25, 2014, James McKillop resigned as the Registrant's vice president and director.

    On April 25, 2014, Andrey P. Galas was named as the director of the Registrant.

    On April 25, 2014, the following persons were appointed to the offices of the Registrant as appears next to their names as follows:

              Andrey P. Galas          President, Chief Executive Officer

    Andrey P. Galas serves as the sole director of the Registrant, its president and Chief Executive Officer. Mr. Galas is the founder of the National Cannabis Trade Association of America ("NCTAA") and is a founding member of CannabisTradeUniversity.com, an open-source online resource pertaining to the laws, regulations and implementation of trade strategies in the emerging marijuana market industries. Mr. Galas is also the founder of Cannabis Warehouse, Inc. and CannabisWarehouse.com. Mr. Galas is responsible for the strategy, licensing, branding and expansion efforts related to Cannabis Warehouse and other emerging associated businesses.
Mr. Galas also oversees the company's research and development, formulations, manufacturing, sales, marketing and distribution. Mr. Galas is a cannabis industry pioneer and has built a reputation as an emerging marijuana and hemp industry leader.


                                 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                             TRAIL RUN ACQUISITION CORPORATION


Date: April 28, 2014         Andrey P. Galas
                             President